UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

ROHM AND HAAS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03507	23-1028370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 592-3000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 24, 2008, Rohm and Haas Company (“the Company”) issued an earnings press release reporting the Company’s results of operations for the fiscal quarter ended June 30, 2008. A copy of that release is being furnished to the SEC as an exhibit to this form.

This earnings press release includes “non-GAAP financial measures.” Specifically, the release refers to:

•EBITDA

Due to the varying impacts of debt, interest rates, acquisition related amortization, asset impairments and effective tax rates, EBITDA is calculated to facilitate comparisons between Rohm and Haas Company and our competitors on the operating performance of our company.

•Earnings from continuing operations excluding restructuring, asset impairments, and the impact of the divestiture of UP Chemical

Management believes that measures of income excluding significant items such as restructuring, asset impairments, and other one-time charges are meaningful to investors because they provide insight with respect to ongoing operating results of the Company.

These measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures presented by other companies.

Item 9.01 Financial Statements and Exhibits.

Please see Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

June 24, 2008

/s/ Jacques Croisetiere
Jacques Croisetiere
Executive Vice President, Chief Financial
Officer and Chief Strategy Officer

Exhibit Index

Exhibit No.	Description

99.1	Earnings Press Release dated July 24, 2008

99.2	Q2 2008 Earnings Release Slides